UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 3, 2008

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105-3443 (Zip Code)

(314) 480-1400 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition.

Olin Corporation (the “Company”) announced that it will include an impairment charge of $26.6 million in its third quarter results of operations, as discussed in Item 2.06 below.  The Company also announced that it expects to report third quarter 2008 earnings, excluding such impairment charge, that exceed the high end of the $0.65 to $0.70 per diluted share range it provided in its July 24, 2008 second quarter earnings release.

Attached as Exhibit 99.1 is a copy of the Company’s press release dated October 9, 2008 with respect to the impairment charge and third quarter earnings. The information in this Item 2.02 and the exhibit hereto are furnished to, but not filed with, the Securities and Exchange Commission.

Item 2.06                      Material Impairments.

On October 3, 2008, the chief financial officer of the Company concluded that an impairment charge is required under generally accepted accounting principles applicable to the Company.  The impairment charge is expected to be the full value of a $26.6 million investment in corporate debt securities.  The Company does not anticipate that the impairment charge will result in future cash expenditures.

As of June 30, 2008, these corporate debt securities totaling $26.6 million of par value had a fair value of $20.5 million.  We concluded no permanent impairment losses had occurred.  A temporary unrealized after-tax loss of $3.7 million ($6.1 million pretax) was recorded in Accumulated Other Comprehensive Loss.

On October 1, 2008, the issuer of these debt securities announced it would cease trading and appoint a receiver as a result of financial market turmoil.  The decline in the market value of the assets supporting these debt securities negatively impacted the liquidity of the issuer.  The impairment occurred as a result of the ongoing financial market turmoil.  Olin does not expect to realize a tax benefit from this impairment charge.

Item 7.01.    Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Olin disclaims any intention or obligation to update or revise this information.

Attached as Exhibit 99.1 is a copy of the Company’s press release dated October 9, 2008, announcing (i) the impairment charge described in Item 2.06 above, (ii) that it expects to report third quarter 2008 earnings, excluding such impairment charge that exceed the high end of the $0.65 to $0.70 per diluted share range it provided in its July 24, 2008 second quarter earnings release as described in Item 2.02 above, and (iii) as announced in a press release dated October 7, 2008, that it will release its third quarter 2008 earnings after the close of business on October 23, 2008 and will hold its third quarter 2008 earnings conference call at 10:00 A.M. Eastern Time on October 24, 2008.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated October 9, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             OLIN CORPORATION

                              By:           /s/ George H. Pain
                          Name:      George H. Pain
                                          Title:        Vice President, General Counsel and Secretary

Date:  October 9, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated October 9, 2008